Exhibit 99.1

Release:	4:05 P.M. July 20, 2023

212-365-6721

IR@MCBankNY.com

Metropolitan Bank Holding Corp. Reports Second Quarter 2023 Results

Balance Sheet Strength and Stability Continue to Stand Out

Strength and Stability

●Total deposit verticals at June 30, 2023 were $5.2 billion, excluding crypto-related corporate and reserve deposits of $58.1 million, an increase of $377.2 million, or 7.8%, from March 31, 2023.
●Insured deposits accounted for approximately 73% of total deposits at June 30, 2023, up from 60% at December 31, 2022.
●Liquidity remains strong. At June 30, 2023, cash on deposit with the Federal Reserve Bank of New York and available secured funding capacity totaled $3.6 billion, which was 259% of uninsured deposit balances and 69% of total deposits.
●Asset quality remains strong. At June 30, 2023, the commercial real estate (“CRE”) portfolio, which includes owner-occupied CRE, is broadly diversified by geography and property type, with Manhattan office exposures comprising only 2.6% of the total loan portfolio, with a 52% average loan-to-value ratio significantly mitigating credit risk.
●Strong prudent loan growth for the second quarter of 2023, with net loan growth of $297.9 million, or 6.1%.
●The Company and Bank are “well capitalized” across all measures of regulatory capital, with total risk-based capital ratios of 13.2% and 12.9%, respectively, at June 30, 2023, well above regulatory minimums.

Year-Over-Year Financial Highlights for the Six Months Ended June 30, 2023

●Revenues1 of $127.1 million, an increase of 9.2%.
●Net interest income of $112.3 million, an increase of 10.2%.
●Net interest margin of 3.65%, an increase of 65 basis points, with an average loan yield of 6.45% and total cost of funds of 2.18%.
●Loans totaled $5.1 billion at June 30, 2023, an increase of 17.7% from June 30, 2022.
●Return on average equity of 13.6% and return on average tangible common equity2 of 13.8%.

1 Total revenues equal net interest income plus non-interest income.

2 Non-GAAP financial measure. See Reconciliation of Non-GAAP Measures on page 13.

NEW YORK, July 20, 2023 ‒ Metropolitan Bank Holding Corp. (the “Company”) (NYSE: MCB), the holding company for Metropolitan Commercial Bank (the “Bank”), reported net income of $15.6 million, or $1.37 per diluted common share, for the second quarter of 2023 compared to net income of $23.2 million, or $2.07 per diluted common share, for the second quarter of 2022.

Results for the second quarter of 2023 include:

●	Non-interest bearing crypto-related deposits were replaced with borrowings due to the final exit from the digital currency business as projected.
●	A provision for credit losses of $4.3 million, primarily related to loan growth late in the second quarter of 2023.
●	Elevated professional fees.
●	Elevated tax expenses due to a discrete tax item related to the rescission of stock awards in the second quarter of 2023.

Mark DeFazio, President and Chief Executive Officer, commented,

“I am pleased with how MCB navigated a turbulent quarter for the banking industry. The strength and stability of our balance sheet, not to mention the sustainability of our business model, are very apparent in the second quarter's successful deposit and loan growth. I am confident that the funding strategies we have laid out will further differentiate MCB.

“We are fortunate to have a team so dedicated to ensuring the success of our clients. That is a key ingredient to MCB's performance in times of market stress.”

Balance Sheet

Total cash and cash equivalents were $201.8 million at June 30, 2023, a decrease of $97.7 million, or 32.6%, from March 31, 2023 and a decrease of $1.1 billion from June 30, 2022. The decrease from March 31, 2023, primarily reflected the $297.9 million net deployment into loans offset by the $156.8 million increase in deposits. The decrease from June 30, 2022, reflected the $774.4 million net deployment into loans and the $889.8 million outflow of deposits primarily due to the decrease in crypto-related deposits.

Total loans, net of deferred fees and unamortized costs, were $5.1 billion, an increase of $297.9 million, or 6.1%, from March 31, 2023, and an increase of $774.4 million, or 17.7%, from June 30, 2022. Loan production was $425.4 million for the second quarter of 2023 compared to $265.4 million for the prior linked quarter and $512.8 million for the prior year period. The increase in total loans from March 31, 2023, was due primarily to an increase of $267.3 million in CRE (including owner-occupied). The increase in total loans from June 30, 2022, was due primarily to an increase of $624.6 million in CRE loans (including owner-occupied) and $174.0 million in commercial and industrial loans, partially offset by a $54.3 million decrease in construction loans.

Total deposits were $5.3 billion at June 30, 2023, an increase of $156.8 million, or 3.1% from March 31, 2023, and a decrease of $889.8 million or 14.4% from June 30, 2022. The increase from March 31, 2023, was due primarily to an aggregate net increase of $377.2 million in non-crypto-related deposit verticals, partially offset by a decrease of $220.4 million in crypto-related deposits. The decrease in crypto-related deposits reflects the Company’s final exit from the crypto-related vertical. The decrease in deposits from June 30, 2022, was primarily due to a decrease of $1.2 billion in crypto-related deposits, partially offset by an aggregate net increase of $300.2 million in non-crypto-related deposits. Non-interest-bearing demand deposits declined to 32.7% of total deposits at June 30, 2023, compared to 41.4% at March 31, 2023 and 56.2% at June 30, 2022, primarily reflecting the outflow of crypto-related deposits.

Accumulated other comprehensive loss, net of tax, was $50.9 million, an increase of $0.8 million, from March 31, 2023, and $16.2 million from June 30, 2022. The increase from March 31, 2023 was due to an increase in unrealized losses on available-for-sale securities due to the prevailing interest rate environment, partially offset by an unrealized gain on an outstanding cash flow hedge. The increase from June 30, 2022 was due primarily to unrealized losses on available-for-sale securities due to the prevailing interest rate environment, partially offset by the increases in unrealized gains on cash flow hedges prior to their termination in the third quarter of 2022.

At June 30, 2023, the Company had $3.5 billion available secured wholesale funding capacity. The Company and the Bank each met all the requirements to be considered “Well-Capitalized” under applicable regulatory guidelines. Total non-owner-occupied commercial real estate loans were 363.2% of total risk-based capital at June 30, 2023, compared to 357.8% and 343.4% at March 31, 2023 and June 30, 2022, respectively.

Income Statement

Financial Highlights

	Three months ended			Six months ended
	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
(dollars in thousands, except per share data)	2023	2023(1)	2022	2023(1)	2022
Total revenues(2)	$61,606	$65,508	$62,300	$127,114	$116,359
Net income (loss)	15,561	25,076	23,189	40,637	42,210
Diluted earnings (loss) per common share	1.37	2.25	2.07	3.59	3.76
Return on average assets(3)	0.98%	1.64%	1.38%	1.30%	1.25%
Return on average equity(3)	10.1%	17.2%	16.4%	13.6%	15.1%
Return on average tangible common equity(3), (4)	10.3%	17.4%	16.7%	13.8%	15.5%

(1)	Includes a $2.5 million reversal of the regulatory settlement reserve recorded in the fourth quarter of 2022.
(2)	Total revenues equal net interest income plus non-interest income.
(3)	Ratios are annualized.
(4)	Non-GAAP financial measure. See Reconciliation of Non-GAAP Measures on page 13.

Net Interest Income

Net interest income for the second quarter of 2023 was $53.8 million, a decrease of $4.8 million from the prior linked quarter and a decrease of $1.6 million from the prior year period. The decrease from the prior linked quarter was primarily due to prevailing interest rates and higher borrowing balances related to the final exit from the crypto-related deposit vertical, which were partially offset by loan growth that occurred late in the second quarter of 2023. The decrease from the prior year period was primarily due to the 227 basis point increase in total cost of funds, partially offset by loan growth that occurred late in the second quarter of 2023.

Net Interest Margin

Net interest margin for the second quarter of 2023 was 3.44% compared to 3.86% and 3.27% for the prior linked quarter and prior year period, respectively. The 42 basis point decrease from the prior linked quarter was due primarily to higher borrowing balances related to the final exit from the crypto-related deposit vertical (approximately 21 basis points) and to prevailing interest rates, which were partially offset by loan growth that occurred late in the second quarter of 2023. The 17 basis point increase for the prior year period was driven largely by the increase in the average balance of loans and the increase in loan yields partially offset by the higher cost of funds.

Total cost of funds for second quarter of 2023 was 252 basis points compared to 183 basis points and 25 basis points for the prior linked quarter and prior year period, respectively, which primarily reflects higher borrowing balances related to the final exit from the crypto-related deposit vertical and to prevailing interest rates.

Non-Interest Income

Non-interest income was $7.9 million for the second quarter of 2023, an increase of $881,000 from the prior linked quarter and an increase of $857,000 from the prior year period. The increases from the prior linked quarter and the prior year period were primarily driven by higher Global Payments Group revenues.

Non-Interest Expense

Non-interest expense was $32.4 million for the second quarter of 2023, an increase of $1.4 million from the prior linked quarter and an increase of $6.2 million from the prior year period. The increase from the prior linked quarter was due primarily to the $2.5 million reversal of the regulatory settlement reserve recorded in the first quarter of 2023. The increase from the prior year period was due primarily to an increase in professional fees and the increase in compensation and benefits due to the increase in the number of full-time employees.

Income Tax Expense

The effective tax rate for the second quarter of 2023 was 37.4% compared to 25.9% for the prior linked quarter, which reflects the effects of discrete taxes related to the conversion of stock awards in the first quarter of 2023 that were rescinded in the second quarter of 2023. The effective tax rate was 31.0% for the prior year period.

Asset Quality

Credit quality remains strong. The ratio of non-performing loans to total loans was 0.47% at June 30, 2023 compared to 0.50% at March 31, 2023 and 0.00% at June 30, 2022, respectively. The allowance for credit losses (“ACL”) was $51.7 million at June 30, 2023, an increase of $3.9 million from March 31, 2023 and an increase of $11.1 million from June 30, 2022. The increase from the prior linked quarter was due primarily due to the growth in loans. The increase from the prior year period was primarily due to the growth in loans and the adoption of ASU No. 2016-13. The Company adopted ASU No. 2016-13, Financial Instruments – Credit Losses (ASC 326) effective January 1, 2023. ASU No. 2016-13 requires the measurement of all expected credit losses for financial assets held at amortized cost to be based on historical experience, current condition, and reasonable and supportable forecasts. Upon adoption, the Company recorded a $2.3 million increase to the ACL for loans, a $777,000 increase to the ACL for loan commitments, and a $2.1 million decrease to retained earnings, net of taxes.

Conference Call

The Company will conduct a conference call at 9:00 a.m. ET on Friday, July 21, 2023, to discuss the results. To access the event by telephone, please dial 800-245-3047 (US), 203-518-9843 (INTL), and provide conference ID: MCBQ223 approximately 15 minutes prior to the start time (to allow time for registration).

The call will also be broadcast live over the Internet and accessible at MCB Quarterly Results Conference Call and in the Investor Relations section of the Company’s website at MCB News. To listen to the live webcast, please visit the site at least 15 minutes prior to the start time to register, download and install any necessary audio software. For those unable to join for the live presentation, a replay of the webcast will also be available later that day accessible at MCB Quarterly Results Conference Call.

About Metropolitan Bank Holding Corp.

Metropolitan Bank Holding Corp. (NYSE: MCB) is the parent company of Metropolitan Commercial Bank (the “Bank”), a New York City based full-service commercial bank. The Bank provides a broad range of business, commercial and personal banking products and services to small businesses, private and public middle-market and corporate enterprises and institutions, municipalities and local government entities, and affluent individuals.

Metropolitan Commercial Bank’s Global Payments Group is an established leader in providing payments services to domestic and international non-bank financial service companies, including: providing digital payments settlements; providing a gateway to payment networks; acting as a custodian of deposits; providing merchant acquiring services; acting as a global settlement agent, and as a leading national issuer of third-party debit cards. The Bank continues to grow its presence as a valued, trusted and innovative strategic partner across payments, custodial and money services businesses worldwide.

Metropolitan Commercial Bank’s EB-5 / E-2 International Group delivers banking services and products for United States Citizen and Immigration Services EB-5 Immigrant Investor Program investors, developers, Regional Centers, government agencies, law firms and consulting companies that specialize in EB-5 and E-2.

Metropolitan Commercial Bank was ranked by Independent Community Bankers of America among the top ten successful loan producers for 2023 by loan category and asset size for commercial banks with more than $1 billion in assets. The Bank finished ninth in S&P Global Market Intelligence’s annual ranking of the best-performing community banks with assets between $3 billion and $10 billion for 2022 and eighth among top-performing community banks in the Northeast region for 2022. The Bank is also a member of the Piper Sandler Sm-All Stars Class of 2022 and Kroll affirmed a BBB+ (investment grade) deposit rating on January 25, 2023.

Metropolitan Commercial Bank operates banking centers and private client offices in Manhattan and Boro Park, Brooklyn in New York City and Great Neck on Long Island in New York State.

The Bank is a New York State chartered commercial bank, a member of the Federal Reserve System and the Federal Deposit Insurance Corporation, and an equal housing lender. For more information, please visit the Bank’s website at MCBankNY.com.

Forward-Looking Statement Disclaimer

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include but are not limited to the Company’s future financial condition and capital ratios, results of operations and the Company’s outlook and business. Forward-looking statements are not historical facts. Such statements may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “plan,” “continue” or similar terminology. These statements relate to future events or our future financial performance and involve risks and uncertainties that are difficult to predict and are generally beyond our control and may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we caution you not to place undue reliance on these forward-looking statements. Factors which may cause our forward-looking statements to be materially inaccurate include, but are not limited to the following: the interest rate policies of the Board of Governors of the Federal Reserve System; inflation; an unexpected deterioration in our loan or securities portfolios; changes in liquidity, including the size and composition of our deposit portfolio, including the percentage of uninsured deposits in the portfolio; further deterioration in the financial condition or stock prices of financial institutions generally; unexpected increases in our expenses; different than anticipated growth and our ability to manage our growth; the lingering effects of the COVID-19 pandemic on our business and results of operation; unanticipated regulatory action or changes in regulations; potential recessionary conditions; unanticipated volatility in deposits; unexpected increases in credit losses or in the level of delinquent, nonperforming, classified and criticized loans; our ability to absorb the amount of actual losses inherent in our existing loan portfolio; an unanticipated loss of key personnel or existing customers; competition from other institutions resulting in unanticipated changes in our loan or deposit rates; an unexpected adverse financial, regulatory or bankruptcy event experienced by our non-bank financial service partners; unanticipated increases in FDIC costs; changes in regulations, legislation or tax or accounting rules, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury; impacts related to or resulting from recent bank failures; an unexpected failure to successfully manage our credit risk and the sufficiency of our allowance, the credit and other risks from borrower and depositor concentrations (by geographic area and by industry); the current or anticipated impact of military conflict, terrorism or other geopolitical events; the costs, including possibly incurring fines, penalties or other negative effects (including reputational harm), of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions; a failure in or breach of the Company’s operational or security systems or infrastructure, including cyberattacks; the failure to maintain current technologies, or to implement new technologies; the failure to maintain effective internal controls over financial reporting; the failure to retain or attract employees; and unanticipated adverse changes in our customers’ economic conditions or general economic conditions, as well as those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q which have been filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

Forward-looking statements speak only as of the date of this release. We do not undertake (and expressly disclaim) any obligation to update or revise any forward-looking statement, except as may be required by law.

Consolidated Balance Sheet (unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,
(in thousands)	2023	2023	2022	2022	2022
Assets
Cash and due from banks	$33,534	$32,525	$26,780	$28,929	$33,143
Overnight deposits	168,242	266,978	230,638	679,849	1,308,738
Total cash and cash equivalents	201,776	299,503	257,418	708,778	1,341,881
Investment securities available-for-sale	426,068	444,169	445,747	423,265	465,661
Investment securities held-to-maturity	515,613	501,525	510,425	521,376	530,740
Equity investment securities, at fair value	2,066	2,087	2,048	2,027	2,107
Total securities	943,747	947,781	958,220	946,668	998,508
Other investments	28,040	27,099	22,110	17,484	17,357
Loans, net of deferred fees and unamortized costs	5,149,546	4,851,694	4,840,523	4,617,304	4,375,165
Allowance for credit losses	(51,650)	(47,752)	(44,876)	(42,541)	(40,534)
Net loans	5,097,896	4,803,942	4,795,647	4,574,763	4,334,631
Receivables from global payments business, net	84,919	83,787	85,605	75,457	68,214
Other assets(1)	165,772	147,870	148,337	144,328	152,941
Total assets	$6,522,150	$6,309,982	$6,267,337	$6,467,478	$6,913,532

Liabilities and Stockholders' Equity
Deposits
Non-interest-bearing demand deposits	$1,730,380	$2,122,606	$2,422,151	$3,058,014	$3,470,325
Interest-bearing deposits	3,558,185	3,009,182	2,855,761	2,673,509	2,708,075
Total deposits	5,288,565	5,131,788	5,277,912	5,731,523	6,178,400
Federal funds purchased	243,000	195,000	150,000	—	—
Federal Home Loan Bank of New York advances	200,000	200,000	100,000	—	—
Trust preferred securities	20,620	20,620	20,620	20,620	20,620
Secured borrowings	7,655	7,689	7,725	26,912	32,044
Prepaid third-party debit cardholder balances	10,772	11,102	10,579	9,395	23,531
Other liabilities(1)	130,263	135,896	124,604	96,791	84,631
Total liabilities	5,900,875	5,702,095	5,691,440	5,885,241	6,339,226

Common stock	110	112	109	109	109
Additional paid in capital	392,742	394,124	389,276	387,406	385,369
Retained earnings	279,344	263,783	240,810	248,550	223,595
Accumulated other comprehensive gain (loss), net of tax effect	(50,921)	(50,132)	(54,298)	(53,828)	(34,767)
Total stockholders’ equity	621,275	607,887	575,897	582,237	574,306
Total liabilities and stockholders’ equity	$6,522,150	$6,309,982	$6,267,337	$6,467,478	$6,913,532

(1)	Includes adoption impact of ASU 2016-02, Leases (ASC 842) effective January 1, 2022.

Consolidated Statement of Income (unaudited)

	Three months ended			Six months ended
	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
(dollars in thousands, except per share data)	2023	2023	2022	2023	2022
Total interest income	$88,978	$83,263	$59,158	$172,241	$110,128
Total interest expense	35,227	24,729	3,856	59,956	8,194
Net interest income	53,751	58,534	55,302	112,285	101,934
Provision for credit losses	4,305	646	2,400	4,951	5,800
Net interest income after provision for credit losses	49,446	57,888	52,902	107,334	96,134

Non-interest income
Service charges on deposit accounts	1,481	1,456	1,474	2,937	2,844
Global Payments Group revenue	5,731	4,850	5,242	10,581	10,899
Other income	643	668	282	1,311	682
Total non-interest income	7,855	6,974	6,998	14,829	14,425

Non-interest expense
Compensation and benefits	15,288	16,255	13,415	31,543	26,836
Bank premises and equipment	2,287	2,344	2,264	4,631	4,380
Professional fees	4,973	4,187	1,692	9,160	3,166
Technology costs	1,482	1,313	1,144	2,795	2,543
Licensing fees	3,014	2,662	2,686	5,676	4,980
FDIC assessments	1,640	2,814	1,240	4,454	2,485
Regulatory settlement reserve	—	(2,500)	—	(2,500)	—
Other expenses	3,758	3,950	3,828	7,708	6,498
Total non-interest expense	32,442	31,025	26,269	63,467	50,888

Net income before income tax expense	24,859	33,837	33,631	58,696	59,671
Income tax expense	9,298	8,761	10,442	18,059	17,461
Net income (loss)	$15,561	$25,076	$23,189	$40,637	$42,210

Earnings per common share:
Average common shares outstanding:
Basic	11,136,261	11,044,624	10,931,697	11,090,695	10,925,718
Diluted	11,277,975	11,103,008	11,189,807	11,271,316	11,208,992
Basic earnings (loss)	$1.39	$2.26	$2.12	$3.65	$3.86
Diluted earnings (loss)	$1.37	$2.25	$2.07	$3.59	$3.76

Loan Production, Asset Quality & Regulatory Capital

	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,
	2023	2023	2022	2022	2022
LOAN PRODUCTION (in millions)	$425.4	$265.4	$411.3	$423.6	$512.8

ASSET QUALITY (in thousands)
Non-accrual loans:
Commercial real estate	$24,000	$24,000	$—	$—	$—
Commercial and industrial	—	—	—	—	—
Consumer	24	24	24	24	24
Total non-accrual loans	$24,024	$24,024	$24	$24	$24
Non-accrual loans to total loans	0.47%	0.50%	—%	—%	—%
Allowance for credit losses	$51,650	$47,752	$44,876	$42,541	$40,534
Allowance for credit losses to total loans	1.00%	0.98%	0.93%	0.92%	0.93%
Charge-offs	$(44)	$(100)	$—	$—	$—
Recoveries	$—	$—	$25	$—	$—
Net charge-offs/(recoveries) to average loans (annualized)	—%	0.01%	—%	—%	—%

REGULATORY CAPITAL
Tier 1 Leverage:
Metropolitan Bank Holding Corp.	10.8%	10.8%	10.2%	9.9%	9.2%
Metropolitan Commercial Bank	10.5%	10.4%	10.0%	9.7%	9.1%

Common Equity Tier 1 Risk-Based (CET1):
Metropolitan Bank Holding Corp.	11.9%	12.3%	12.1%	12.9%	13.0%
Metropolitan Commercial Bank	11.9%	12.3%	12.3%	13.1%	13.2%

Tier 1 Risk-Based:
Metropolitan Bank Holding Corp.	12.3%	12.7%	12.5%	13.3%	13.4%
Metropolitan Commercial Bank	11.9%	12.3%	12.3%	13.1%	13.2%

Total Risk-Based:
Metropolitan Bank Holding Corp.	13.2%	13.6%	13.4%	14.2%	14.3%
Metropolitan Commercial Bank	12.9%	13.2%	13.1%	14.0%	14.1%

Performance Measures

	Three months ended			Six months ended
	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
(dollars in thousands, except per share data)	2023	2023(1)	2022	2023(1)	2022
Net income per consolidated statements of income	$15,561	$25,076	$23,189	$40,637	$42,210
Less: Earnings allocated to participating securities	(82)	(84)	(63)	(170)	(85)
Net income (loss) available to common shareholders	$15,479	$24,992	$23,126	$40,467	$42,125

Per common share:
Basic earnings (loss)	$1.39	$2.26	$2.12	$3.65	$3.86
Diluted earnings (loss)	$1.37	$2.25	$2.07	$3.59	$3.76
Common shares outstanding:
Period end	10,991,074	11,211,274	10,931,697	10,991,074	10,931,697
Average fully diluted	11,277,975	11,103,008	11,189,807	11,271,316	11,208,992
Return on:(2)
Average total assets	0.98%	1.64%	1.38%	1.30%	1.25%
Average equity	10.1%	17.2%	16.4%	13.6%	15.1%
Average tangible common equity(3)	10.3%	17.4%	16.7%	13.8%	15.5%
Yield on average earning assets(2)	5.70%	5.51%	3.50%	5.61%	3.24%
Total cost of deposits(2)	2.19%	1.72%	0.24%	1.95%	0.24%
Net interest spread(2)	1.80%	2.25%	2.95%	2.01%	2.65%
Net interest margin(2)	3.44%	3.86%	3.27%	3.65%	3.00%
Net charge-offs as % of average loans	—%	0.01%	—%	—%	—%
Efficiency ratio(4)	52.7%	47.4%	42.2%	49.93%	43.73%

(1)Includes a $2.5 million reversal of the regulatory settlement reserve recorded in the fourth quarter of 2022.

(2)Ratios are annualized.

(3)Non-GAAP financial measure. See Reconciliation of Non-GAAP Measures on page 13.

(4)Total non-interest expense divided by total revenues.

Interest Margin Analysis

	Three months ended
	Jun. 30, 2023			Mar. 31, 2023			Jun. 30, 2022
	Average			Average			Average
	Outstanding		Yield /	Outstanding		Yield /	Outstanding		Yield /
(dollars in thousands)	Balance	Interest	Rate (1)	Balance	Interest	Rate (1)	Balance	Interest	Rate (1)
Assets:
Interest-earning assets:
Loans (2)	$4,921,887	$80,516	6.54%	$4,838,336	$75,960	6.34%	$4,232,016	$52,185	4.87%
Available-for-sale securities	520,322	2,068	1.59	530,503	2,106	1.59	540,100	1,643	1.22
Held-to-maturity securities	519,076	2,602	2.01	506,655	2,377	1.88	489,082	2,056	1.68
Equity investments	2,375	13	2.09	2,362	12	2.08	2,334	7	1.25
Overnight deposits	237,449	3,086	5.14	207,917	2,484	4.78	1,401,027	2,994	0.85
Other interest-earning assets	39,197	693	7.08	20,163	324	6.42	17,357	273	6.29
Total interest-earning assets	6,240,306	88,978	5.70	6,105,936	83,263	5.51	6,681,916	59,158	3.50
Non-interest-earning assets	162,326			152,302			93,597
Allowance for credit losses	(48,035)			(45,614)			(38,713)
Total assets	$6,354,597			$6,212,624			$6,736,800
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market and savings accounts	$2,987,237	27,100	3.64	$2,840,271	22,030	3.15	$2,716,676	3,583	0.53
Certificates of deposit	45,925	303	2.65	52,912	343	2.63	62,247	123	0.80
Total interest-bearing deposits	3,033,162	27,403	3.62	2,893,183	22,373	3.14	2,778,923	3,706	0.53
Borrowed funds	588,281	7,824	5.32	188,230	2,356	5.01	20,621	150	2.91
Total interest-bearing liabilities	3,621,443	35,227	3.90	3,081,413	24,729	3.26	2,799,544	3,856	0.55
Non-interest-bearing liabilities:
Non-interest-bearing deposits	1,977,443			2,390,840			3,290,328
Other non-interest-bearing liabilities	139,341			147,850			78,997
Total liabilities	5,738,227			5,620,103			6,168,869
Stockholders' equity	616,370			592,521			567,931
Total liabilities and equity	$6,354,597			$6,212,624			$6,736,800
Net interest income		$53,751			$58,534			$55,302
Net interest rate spread (3)			1.80%			2.25%			2.95%
Net interest margin (4)			3.44%			3.86%			3.27%
Total cost of deposits (5)			2.19%			1.72%			0.24%
Total cost of funds (6)			2.52%			1.83%			0.25%

(1)	Ratios are annualized.
(2)	Amount includes deferred loan fees and non-performing loans.
(3)	Determined by subtracting the annualized average cost of total interest-bearing liabilities from the annualized average yield on total interest-earning assets.
(4)	Determined by dividing annualized net interest income by total average interest-earning assets.
(5)	Determined by dividing annualized interest expense on deposits by total average interest-bearing and non-interest bearing deposits.
(6)	Determined by dividing annualized interest expense by the sum of total average interest-bearing liabilities and total average non-interest-bearing deposits.

Interest Margin Analysis, continued

	Six months ended
	Jun. 30, 2023			Jun. 30, 2022
	Average			Average
	Outstanding		Yield /	Outstanding		Yield /
(dollars in thousands)	Balance	Interest	Rate (1)	Balance	Interest	Rate (1)
Assets:
Interest-earning assets:
Loans (2)	$4,880,343	$156,476	6.45%	$4,067,908	$98,721	4.85%
Available-for-sale securities	525,384	4,175	1.59	552,631	$3,291	1.19
Held-to-maturity securities	512,900	4,978	1.94	468,239	$3,794	1.62
Equity investments	2,368	25	2.09	2,331	$13	1.14
Overnight deposits	222,765	5,570	4.97	1,683,626	$3,909	0.46
Other interest-earning assets	29,733	1,017	6.84	15,354	$400	5.21
Total interest-earning assets	6,173,493	172,241	5.61	6,790,089	110,128	3.24
Non-interest-earning assets	157,338			75,520
Allowance for credit losses	(46,831)			(37,429)
Total assets	$6,284,000			$6,828,180
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market and savings accounts	$2,914,160	$49,129	3.40	$2,678,146	$7,046	0.53
Certificates of deposit	49,399	647	2.64	69,026	$285	0.83
Total interest-bearing deposits	2,963,559	49,776	3.39	2,747,172	7,331	0.54
Borrowed funds	389,360	10,180	5.23	30,426	863	5.67
Total interest-bearing liabilities	3,352,919	59,956	3.61	2,777,598	8,194	0.59
Non-interest-bearing liabilities:
Non-interest-bearing deposits	2,183,000			3,431,987
Other non-interest-bearing liabilities	143,573			54,100
Total liabilities	5,679,492			6,263,685
Stockholders' equity	604,508			564,495
Total liabilities and equity	$6,284,000			$6,828,180
Net interest income		$112,285			$101,934
Net interest rate spread (3)			2.01%			2.65%
Net interest margin (4)			3.65%			3.00%
Total cost of deposits (5)			1.95%			0.24%
Total cost of funds (6)			2.18%			0.27%

(1)Ratios are annualized.

(2)Amount includes deferred loan fees and non-performing loans.

(3)Determined by subtracting the annualized average cost of total interest-bearing liabilities from the annualized average yield on total interest-earning assets.

(4)Determined by dividing annualized net interest income by total average interest-earning assets.

(5)Determined by dividing annualized interest expense on deposits by total average interest-bearing and non-interest bearing deposits.

(6)Determined by dividing annualized interest expense by the sum of total average interest-bearing liabilities and total average non-interest-bearing deposits.

Reconciliation of Non-GAAP Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles (“GAAP”), this earnings release includes certain non-GAAP financial measures. Management believes these non-GAAP financial measures provide meaningful information to investors in understanding the Company’s operating performance and trends. These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of non-GAAP/adjusted financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the following tables:

	Quarterly Data
(dollars in thousands,	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,
except per share data)	2023	2023	2022	2022	2022
Average assets	$6,354,597	$6,212,624	$6,283,813	$6,553,105	$6,736,800
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733
Average tangible assets (non-GAAP)	$6,344,864	$6,202,891	$6,274,080	$6,543,372	$6,727,067

Average common equity	$616,370	$592,521	$595,769	$589,941	$567,931
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733
Average tangible common equity (non-GAAP)	$606,637	$582,788	$586,036	$580,208	$558,198

Total assets	$6,522,150	$6,309,982	$6,267,337	$6,467,478	$6,913,532
Less: intangible assets	9,733	9,733	9,733	9,733	9,733
Tangible assets (non-GAAP)	$6,512,417	$6,300,249	$6,257,604	$6,457,745	$6,903,799

Common equity	$621,275	$607,887	$575,897	$582,237	$574,306
Less: intangible assets	9,733	9,733	9,733	9,733	9,733
Tangible common equity (book value) (non-GAAP)	$611,542	$598,154	$566,164	$572,504	$564,573

Common shares outstanding	10,991,074	11,211,274	10,949,965	10,931,697	10,931,697
Book value per share (GAAP)	$56.53	$54.22	$52.59	$53.26	$52.54
Tangible book value per share (non-GAAP) (1)	$55.64	$53.35	$51.70	$52.37	$51.65

(1) Tangible book value divided by common shares outstanding at period-end.

Explanatory Note

Some amounts presented within this document may not recalculate due to rounding.